Exhibit 99.1

Newmark Announces Repurchase of Approximately 11 Million Shares from Howard W. Lutnick, United States Secretary of Commerce, Former Executive Chairman

United States Secretary of Commerce Howard W. Lutnick divesting his interests in Newmark pursuant to U.S. government ethics rules

NEW YORK, NY - May 19, 2025 - Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or “the Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced it has agreed to repurchase 10,969,523 shares of Newmark Class A common stock beneficially owned by Howard W. Lutnick, United States Secretary of Commerce, the Company’s former Executive Chairman.

The aggregate purchase price to be paid by Newmark is $127,027,077, based on $11.58 per share, the closing price on May 16, 2025. The purchases are under Newmark’s existing stock repurchase authorization, which will have $244.9 million remaining following this transaction. The sale is in furtherance of Mr. Lutnick’s U.S. government ethics agreement.

Newmark’s Chief Financial Officer, Michael Rispoli, said: “This transaction presented a unique opportunity to efficiently acquire a substantial number of shares at what we believe was a favorable price. Given our expected strong cash generation, we anticipate continuing to invest in the Company’s growth, while also returning capital to shareholders through repurchases over time.”1

Additionally, Mr. Lutnick has agreed to transfer his Cantor Fitzgerald ownership to trusts for the benefit of Kyle S. Lutnick, Cantor Fitzgerald Executive Vice Chairman, and Brandon G. Lutnick, Cantor Fitzgerald Chairman & CEO, and his other adult children. Mr. Brandon Lutnick is the controlling trustee of such trusts. The closing of the Cantor Fitzgerald transactions will occur after receipt of all required regulatory approvals, expected in the third quarter of 2025.

The sale of 10,839,674 shares will close today, and the sale of 129,849 shares held in retirement accounts will close immediately after the Cantor Fitzgerald transactions.

Mr. Lutnick has entered into agreements to forgo all economic benefits in Newmark as of May 16, 2025. These transactions divest his ownership, voting, and economic interests in the Company, complying with Mr. Lutnick’s U.S. government ethics agreement.

Cantor Fitzgerald will continue to be Newmark’s largest and controlling shareholder.

More details relating to the divestiture transactions can be found in Forms 8-K and 13D to be filed with the SEC.

1

Please note the following: “Capital returns”, “cash returned to shareholders”, or similar terms, when discussed, include share or unit repurchases, dividends, and distributions. Dividends and distributions include dividends to common stockholders, as well as earnings distributions to partners.

ABOUT NEWMARK

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leader in commercial real estate, seamlessly powering every phase of the property life cycle. Newmark’s comprehensive suite of services and products is uniquely tailored to each client, from owners to occupiers, investors to founders, and startups to blue-chip companies. Combining the platform’s global reach with market intelligence in both established and emerging property markets, Newmark provides superior service to clients across the industry spectrum. For the twelve months ending March 31, 2025, Newmark generated revenues of over $2.8 billion. As of March 31, 2025, Newmark and its business partners together operated from 165 offices with approximately 8,100 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

DISCUSSION OF FORWARD-LOOKING STATEMENTS ABOUT NEWMARK

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q, or Form 8-K.

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